UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2020

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place
Boston, MA 02116
(Address of principal executive offices, including zip code)
(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

2020 Repurchase Program

On August 21, 2020, the Board of Directors of Wayfair Inc. (“Wayfair” or the “Company”) authorized the repurchase of up to $700 million of the Company's Class A common stock (the “2020 Repurchase Program). Under the 2020 Repurchase Program, the Company is authorized to repurchase, from time to time, outstanding shares of Class A common stock in the open market, through privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan. The Company may use a portion of the 2020 Repurchase Program to repurchase shares of Class A common stock to offset the potential equity dilution associated with the Company’s remaining $87.8 million aggregate principal amount of 0.375% convertible senior notes due 2022. The 2020 Repurchase Program also allows the Company to use all or a portion of the authorization to repurchase shares of Class A common stock opportunistically from time to time, including to mitigate the equity dilution associated with the Company’s other outstanding convertible debt.

This new repurchase program is effective immediately and replaces the previous $200 million stock repurchase authorization approved by the Board of Directors in 2018 (the “2018 Repurchase Program”), which has been terminated. The Company repurchased approximately $145 million of Class A common stock under the 2018 Repurchase Program before it was terminated and replaced by the 2020 Repurchase Program. The 2020 Repurchase Program does not obligate the Company to purchase any shares of Class A common stock and has no expiration but may be suspended or terminated by the Board of Directors at any time.

The actual timing, number and value of shares repurchased under the 2020 Repurchase Program will be determined by the Company in its discretion and will depend on a number of factors, including market conditions, applicable legal requirements, the Company's capital needs and whether there is a better alternative use of capital. The Company has no obligation to repurchase any amount of its Class A common stock under the program.

Credit Agreement Amendment

On August 21, 2020, the Company, as guarantor, and Wayfair LLC, a wholly-owned subsidiary of the Company, as borrower (the “Borrower”) entered into Amendment No. 1 (“the Amendment”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) with Citibank, N.A., in its capacity as administrative agent, swing line lender and letter of credit issuer, and certain other lenders party thereto.

Among other changes, the Amendment increases the Company’s stock repurchase basket in the restricted payments negative covenant of the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed with our Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including, but not limited to, statements regarding the Company’s plans to finance and consummate the 2020 Repurchase Program, the timing and ability of the Company to repurchase additional shares of common stock, if any, under the 2020 Repurchase Program, fluctuations in the trading volume and market price of shares of the Company’s common stock, the potential impact of the Company’s repurchases, general business and market conditions and management’s determination of alternative needs and uses of the Company’s cash resources are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: August 21, 2020	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary
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